                                                                   EXHIBIT 4.7
                                  FEE AGREEMENT

        This FEE AGREEMENT (the "Agreement") dated as of 11th January 1999, by and between International Microcomputer Software, Inc. a California corporation ("IMSI"), and Law Offices of Mark Garay, Inc., a law firm ("LAW OFFICES OF MARK GARAY").

        WHEREAS, IMSI currently owes LAW OFFICES OF MARK GARAY an amount to date equal to $100,000.00 (the "Initial Attorney Fees") pursuant to a Retainer between IMSI and LAW OFFICES OF MARK GARAY (the "Retainer"), and

        WHEREAS, IMSI and LAW OFFICES OF MARK GARAY now desire to set forth certain terms and provisions with respect to the payment by IMSI of the Initial Attorney Fees:

        NOW, THEREFORE in consideration of the foregoing and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

1. Payment of the Fees. Notwithstanding anything to the contrary in the Retainer with respect to the form and timing of payment of the Initial Attorney Fees, the obligations to pay the Initial Attorney Fees shall the satisfied in full by compliance by IMSI with the terms and provisions of this Agreement. On the date that the stock first becomes free to trade on the NASDAQ, or other exchange upon which it may then be listed ("Valuation Date"). An amount of $100,000 will become the IMSI account value ("Account Value") at the LAW OFFICES OF MARK GARAY. The Account Value shall be debited for any fees due and not yet paid to the LAW OFFICES OF MARK GARAY as of that date. Any surplus in the Account Value, shall be a credit to be utilized against future fees for work to be performed by the LAW OFFICES OF MARK GARAY for IMSI. In the event that the fees then due to the LAW OFFICES OF MARK GARAY total more then the Account Value, IMSI shall immediately make up the difference between that amount and $100,000 in a lump sum cash payment to the LAW OFFICES OF MARK GARAY.

        2. Issuance of the Shares. As soon as reasonably practicable after execution of this Agreement, IMSI will issue to LAW OFFICES OF MARK GARAY, eleven thousand one hundred twelve (11,112) shares of IMSI's Common Stock (the "Common Stock"), no par value (collectively, the "Shares") based on a trading price of nine dollars ($9.00) per share.

        3. Sale.

        a. Sale. The Shares may be sold by one or more of the following means of distribution (subject to the provisions of this Agreement): (a) a block trade in which the broker-dealer so engaged will attempt to sell Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account;
(c) an over-the-counter distribution in accordance with the rules of Nasdaq; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions.

        4. Representations, Warranties and Covenants of IMSI. IMSI represents and warrants to and covenants with LAW OFFICES OF MARK GARAY as follows:

                a. Registration. IMSI shall use its reasonable best efforts to cause the shares of IMSI Common Stock that are issuable pursuant to this Fee Agreement to be registered on a registration statement (or to be issued pursuant to a then-effective registration statement) on Form S-3 (or successor form) promulgated by the Securities and Exchange Commission ("SEC") under the 1933 Act, as soon as reasonably practicable after the Closing. IMSI expects to file a Registration Statement on or about 28th February 1999. Nothing herein shall require IMSI to seperately register the Shares.

                b. At the date the Registration Statement becomes effective under the Securities Act (the "Effective Date") or the time of effectiveness of any post-effective amendment to the Registration Statement, at the time the Prospectus is first filed with the Commission pursuant to Rule 424 (b) of the Regulations (if a Rule 424 (b) filing is required), at the time any supplement to or amendment of the Prospectus is filed with the Commission and at the time any document filed under the Exchange Act is filed, the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act and the Regulations or the Exchange Act and the respective rules and regulations thereunder and do not or will not contain an untrue statement of a material fact and do not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading.

                c. The Shares, when issued and delivered in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and non-assessable and will not have been issued in violation of any preemptive rights.

                d. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act any event shall occur as a result of which the Prospectus as then amended or supplemented, in the judgment of IMSI or LAW OFFICES OF MARK GARAY, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Securities Act or the Regulations, or to file under the Exchange Act so as to comply therewith any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, (i) IMSI will notify LAW OFFICES OF MARK GARAY promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to LAW OFFICES OF MARK GARAY) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement docked declared effective by the Commission as soon as possible and (ii) LAW OFFICES OF MARK GARAY shall suspend trading in the Shares until (A) such amendment or supplement to the Prospectus has been filed or (B) any amendment to the Registration Statement has been declared effective by the Commission.

                e. IMSI will pay all fees and expenses with respect to the preparation and filing of the Registration Statement and the registration of the Shares. If however, LAW OFFICES OF MARK GARAY requests that the Shares be registered independently from another IMSI registration ("Accelerated Registration), then LAW OFFICES OF MARK GARAY shall pay all fees and expenses with respect to the preparation and filing of the Registration Statement and the registration of the Shares that are a result of such Accelerated Registration.

        5. Indemnification.

a. IMSI agrees to indemnify and hold harmless LAW OFFICES OF MARK GARAY, against any and all losses, liabilities, claims, damages and expenses incurred (including but not limited to attorneys' fees), to which it may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise solely out of any untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that IMSI shall not be liable to LAW OFFICES OF MARK GARAY for any such losses, liabilities, claims, damages or expenses which arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission contained or made in the Registration Statement or the Prospectus or any amendment thereof or Supplement thereto in reliance upon and in conformity with information furnished to IMSI by LAW OFFICES OF MARK GARAY.

                b. Promptly after receipt by any indemnified party under subsection a. above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the party against whom indemnification is to be sought in writing of the commencement thereof. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party. Anything in this subsection to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent: provided, however, that such consent was not unreasonably withheld.

        6. Entire Agreement. This Agreement and the retainer (to the extent not inconsistent herewith) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior written agreements and negotiations and oral understandings, if any, with respect thereto. This Agreement may not be amended or supplemented except by an instrument in writing signed by each of the parties hereto.

        7. Notices. All notices, requests and other communications hereunder shall be in writing and delivered in person or by registered or certified mail (postage prepaid, return receipt requested), overnight courier or facsimile, addressed as follows:

if to LAW OFFICES OF MARK GARAY , to:

Law Offices of Mark Garay




if to IMSI, to:

International Microcomputer Software, Inc.
75 Rowland Way
Novato, CA 94945
Attn: Legal Department
Telephone: (415) 878-4209
Facsimile:  (415) 893-9860

The address of a party, for the purposes of this Section 8, may be changed by giving written notice to the other party of such change in the manner provided herein for giving notice. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days mailing, if sent by registered or certified mail; the next business clay after timely delivery to the courier, if sent by overnight courier; and when receipt is acknowledged, if sent by facsimile transmission (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

        8. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of California, without regard to the conflicts of law principles thereof.

        9. Investment Representations. LAW OFFICES OF MARK GARAY represents and warrants that it is an "accredited investor" as defined by Regulation D: that it is acquiring the Shares for its own account, for the purpose of investment and not with a view to, or resale in connection with, any distribution thereof; that LAW OFFICES OF MARK GARAY has had access to all information regarding IMSI and its present business, assets, liabilities and financial condition, that LAW OFFICES OF MARK GARAY reasonably considers important in making the decision to acquire the Shares under this Agreement; and that LAW OFFICES OF MARK GARAY understands that the Shares are restricted securities and may not be sold except pursuant to the Form S-3, some other registration statement, or pursuant to an applicable exemption from federal and state registration requirements.


        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.

Law Offices of Mark Garay, Inc.             INTERNATIONAL MICROCOMPUTER
                                            SOFTWARE, INC.


By: _________________________               By: ______________________________
Name: Mark Garay                            Name: Geoffrey B. Koblick
                                            Title: Chief Operating Officer